EXHIBIT 99
                                  July 31, 2002


TO:     THE  LIMITED  PARTNERS  OF  PLM  EQUIPMENT GROWTH FUND VI ("PLM EGF VI")

RE:     MINI-TENDER  OFFER  BY  PEACHTREE  PARTNERS

     We, the Managing General Partner of PLM EGF VI, have recently received notice that Peachtree Partners ("Peachtree") is making a mini-tender offer (an offer to purchase up to 4.9% of PLM EGF VI's units) for a price of $1.00 per unit less a $30.00 fixed transfer fee. WE RECOMMEND YOU REJECT THIS OFFER BECAUSE WE BELIEVE THE OFFERED PRICE IS LOWER THAN THE RECENT PUBLISHED SECONDARY MARKET PRICES FOR THE UNITS. PLEASE NOTE THE FOLLOWING:


1. Peachtree's offer of only $1.00 per unit will be reduced by $30.00. Therefore, if you own 30 or fewer units you will receive NO PAYMENT FOR YOUR INVESTMENT.

2. According to the First Quarter 2002 and Second Quarter 2002 editions of the STANGER REPORT: A GUIDE TO PARTNERSHIP INVESTING, during the six-month period ending June 30, 2002, there were approximately 57,949 units sold privately between independent buyers and sellers. The reported sales prices for the six-month period ended June 30, 2002 were between $2.25 and $4.01 per unit.


     For more information on private sales and exchanges of units and PLM EGF VI's financial condition, please refer to the quarterly and annual reports mailed to you. To help you further evaluate the Peachtree offer, we are enclosing excerpts from a tip sheet prepared by the Securities and Exchange Commission for investors solicited in mini-tender offers like this one by Peachtree. You can access the entire tip sheet through http://www.sec.gov/investor/pubs/minitend.htm.

     AS STATED ABOVE, WE BELIEVE YOU SHOULD REJECT THE PEACHTREE OFFER SINCE THE OFFER IS LOWER THAN THE RECENT SALE PRICES OF THE UNITS IN THE SECONDARY MARKET. WE STRONGLY URGE YOU TO CAREFULLY CONSIDER ANY DECISION TO SELL OR REDEEM YOUR UNITS. Additionally, we suggest that you consult with your registered representative and financial and tax advisors to explore other liquidity options prior to making any such decision regarding the Peachtree mini-tender offer or any other future offerings. Should you have any questions regarding your investment, please contact our Investor Relations Department at (800) 626-7549.



                          PLM FINANCIAL SERVICES, INC.

                               MINI-TENDER OFFERS
                               TIPS FOR INVESTORS

"Mini-tender" offers - tender offers for less than five percent of a company's stock - have been increasingly used to catch investors off guard. Many investors who hear about mini-tender offers surrender their securities without investigating the offer, assuming that the price offered includes the premium usually present in larger, traditional tender offers. But they later learn that they cannot withdraw from the offer and may end up selling their securities at below-market prices.

If you've been asked to tender your securities, find out first whether the offer is a mini-tender offer. And remember that mini-tender offers typically do not provide the same disclosure and procedural protections that larger, traditional tender offers provide. For example, when a bidder - the person or group of people behind the offer - makes a tender offer for more than five percent of the company's shares, all of the SEC's tender offer rules apply.

These  rules  require  bidders  to:
-     Disclose  important  information  about  themselves;
-     Disclose  the  terms  of  the  offer;
-     File  their  offering  documents  with  the  SEC;  and
- Provide the target company and any competing bidders with information about the tender offer.

The  rules  also  give  investors important protections, including the right to:
- Change their minds and withdraw from the transaction while the offer remains open;
- Have their shares accepted on a "pro rata" basis (if the offer is for less than all of the company's outstanding shares and investors tender too many shares); and
-     Be  treated  equally  by  the  bidder.

But none of the rules listed above apply to mini-tender offers. Instead, the only rules that encompass mini-tender offers - Section 14(e) of the Securities Exchange Act and Regulation 14E - provide that bidders must:
-     Not  engage  in  fraud  or  deceptive  practices;
-     Hold  open  tender  offers  for  minimum  time  periods;  and
-     Make  prompt  payment  to  investors  after  the  offer  closes.

Regulation 14E also requires the target company to state its position about the offer by recommending that investors accept or reject the offer. But because bidders in mini-tender offers don't have to notify the target, the target may not even know about the offer.

Investors need to scrutinize mini-tender offers carefully. Some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price. With most mini-tender offers, investors typically feel pressured to tender their shares quickly without having solid information about the offer or the people behind it. And they've been shocked to learn that they generally cannot withdraw from mini-tender offers.

Here are the steps you should take if you are asked to sell your stock, bonds, limited partnership interests, or other securities through a mini-tender offer:

- FIND OUT WHETHER THE OFFER IS A MINI-TENDER OFFER. Most bidders won't use the term "mini-tender offer" to describe their offer to buy your shares. Instead, they may call it a "Solicitation to Purchase Shares of XYZ Corporation." Ask the bidder - or your broker - what percentage of the company the bidder seeks to purchase. If the answer is less than five percent, you're dealing with a mini-tender offer, and you should proceed with caution.
- GET A COPY OF THE OFFERING DOCUMENT. And be sure to read the disclosure carefully. Do not make an investment decision until you see the disclosure about the offer.
- DETERMINE WHETHER THE BIDDER HAS ADEQUATE FINANCING. Some bidders make mini-tender offers because they can do so at virtually no cost. These individuals often do not have the financing necessary to purchase the shares in the offer. Before you surrender your securities in a mini-tender offer, ask tough questions - and demand answers - about the bidder's ability to pay once the offer closes.
- IDENTIFY THE CURRENT MARKET PRICE FOR YOUR SECURITIES. For stock, you can easily get price information in many newspapers, on-line, or from your broker or investment adviser. For bonds and limited partnerships, you may need to talk with your broker or investment adviser because these prices may be hard to find. For limited partnerships, contact the general partner to get a list of firms that buy and sell the limited partnership, or ask your broker or investment adviser.
- FIND OUT THE "FINAL" TENDER OFFER PRICE AFTER ALL DEDUCTIONS ARE TAKEN. In some tender offers, you may get a lower price because deductions are taken from the tender offer price for dividend payments. Also, some bidders in mini-tender offers fail to disclose clearly that certain fees or expenses may also be deducted from the offer price.
- ASK WHEN YOU'LL BE PAID FOR THE SHARES YOU TENDER. Bidders in mini-tender offers sometimes fail to provide prompt payment, sometimes delaying for weeks or months. Before you tender your shares, be sure to find out when the bidder will pay you for your shares.
- CONSULT WITH YOUR BROKER OR OTHER FINANCIAL ADVISER. Make sure you understand the terms of the tender offer before tendering your shares. Ask for any additional written information that may be available.
- IF YOU WANT TO SELL YOUR SHARES, DETERMINE WHERE YOU CAN GET YOUR BEST PRICE. Check all your alternatives for selling your securities. For instance, compare how much you will receive if you sell through your broker versus the tender offer.
- REMEMBER THAT ONCE YOU AGREE TO A MINI-TENDER OFFER, YOU ARE PROBABLY LOCKED IN. If the tender offer is for less than five percent of the company's stock, exercise extreme caution. Unlike other tender offers, you generally cannot change your mind after you have tendered your shares in a mini-tender offer. In addition, the bidder can extend the tender offer without giving you the right to withdraw your shares. And in the meantime, you've lost control over the securities you tendered.

Contact  the  SEC's  Office  of  Investor  Education  and  Assistance  for help:
U.S.  Securities  &  Exchange  Commission
Office  of  Investor  Education  and  Assistance
450  5th  Street,  NW
Washington,  D.C.  20549-0213
Fax:  (202)  942-9634



     Excerpt from tip sheet prepared by the Securities and Exchange Commission concerning mini-tender offers.  For the complete document please see
                   HTTP://WWW.SEC.GOV/INVESTOR/PUBS/MINITEND.HTM.